Exhibit 99.2

Anthemis Digital Acquisitions I Corp Announces Closing of $230 Million Initial Public Offering

NEW YORK, Nov. 1, 2021 /PRNewswire/ — Anthemis Digital Acquisitions I Corp (the “Company”) announced the closing of its initial public offering of 23,000,000 units at $10.00 per unit, which includes the exercise in full by the underwriters of their option to purchase up to 3,000,000 additional units. The units began trading on the Nasdaq Global Market (the “Nasdaq”) under the symbol “ADALU” commencing on Thursday, October 28, 2021. Each unit consists of one share of the Company’s Class A ordinary shares and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of the Company’s Class A ordinary shares at an exercise price of $11.50 per share. Once the securities constituting the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the Nasdaq under the symbols “ADAL” and “ADALW,” respectively.

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. While the Company may pursue an initial business combination target in any industry, it currently intends to focus its efforts identifying businesses in financial services, or the modern financial technology industry.

Barclays Capital Inc. (“Barclays”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) acted as book running managers and representative of the underwriters.

This offering was made by means of a prospectus. Copies of the preliminary prospectus relating to the offering and final prospectus, may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: barclaysprospectus@broadridge.com, telephone: 1-888-603-5847 or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, or by telephone at (800) 221-1037 or by email at usa.prospectus@credit-suisse.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

About Anthemis Digital Acquisitions I Corp

Anthemis Digital Acquisitions I Corp (“ADA”), named after the first computer programmer and pioneer, Ada Lovelace, is a publicly traded special purpose acquisition corporation with a focus on acquiring a company in the digital financial services industry. ADA intends to focus its search in the area of digital financial services and on companies that reflect our core guiding principles of collaboration, virtuous cycle outcomes and a commitment to diversity, equity and inclusivity. Our 100% female-led and ESG focused management team and board are positioned at the center of the North American and European fintech ecosystem. The team has a reputation for building trusted relationships with founders and its ability to identify and implement value creation will remain central to the differentiated acquisition strategy.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Elise Brown

Director of Marketing

c/o Anthemis Digital Acquisitions I Corp

122 Hudson, 3rd Floor

New York, NY 10013, USA

info@anthemisdigitalacquisitions.com